[GRAPHIC  OMITED]



WORKSTREAM EXPANDS WORKFORCE MANAGEMENT AND CORPORATE GOVERNANCE PRODUCT LINE WITH ACQUISITION OF PEOPLEVIEW'S HCM TOOLS SUITE OF ASSESSMENT TECHNOLOGY

Ottawa, Canada (March XX, 2004) - Workstream, Inc., a leading provider of enterprise software and workforce management solutions, today announced that it has acquired the Assets related to the HCM ToolsTM Software Suite of PeopleView, Inc., a leading developer of Performance Management and corporate compliance software based in San Juan Capistrano, CA.

The acquisition unites Workstream's enterprise software with PeopleView' leading products for employee climate survey, skills/ competency measurement, performance management and corporate compliance management under a single hosted offering. PeopleView's Human Capital Management Suite branded as "HCM TOOLSTM" combines all of PeopleView's stand alone applications including ClimateSightTM for organization-wide cultural and all employee surveys, SkillSightTM for organizational competency development and assessment, PerformanceSightTM, for organizational human performance measurement and ComplianceSightTM, for Sarbanes-Oxley Corporate Governance assessment in a robust, highly scalable, self-administered software suite. HCM TOOLSTM will be delivered on Microsoft's .NET platform and is able to integrate fully with all of Workstream's existing workforce management hosted solutions

"Corporate governance, skills and competency management, strengthening employee productivity and cultural alignment are some of the most requested objectives our customers communicated to us for them to achieve. Customers are focused on employee productivity, perceptions, alignment and competency development and are realizing the benefit of workforce performance and planning. In addition, in order to deliver increased shareholder value, companies must improve their ability to successfully align corporate business goals, employee performance, and balance corporate compliance and responsibility," states Michael Mullarkey, Chairman and CEO of Workstream. " Our acquisition of PeopleView's HCM ToolsTM Suite provides our customers with a unique "all in one solution" that allows them to monitor all of these important tasks on-line in real time," added Mullarkey.

Workstream's purchase of the PeopleView solutions marks its second acquisition in the past 6 months, following the Company's purchase of the operating assets of Perform. Inc in October 2003. The PeopleView acquisition expands Workstream's workforce management product line with comprehensive HR technology solution enabling companies to:

- Execute real time assessments of an organization's skills and competencies;
- Determine the skill proficiencies and gaps in real time and pinpoint the training and performance goals more accurately and save training dollars through assessment;
- Conduct organizational surveys in multiple languages and gather the results in real-time in order to take action on problem areas
- Conduct pulse surveys of employees and customers and deeply analyze the data by any demographic cut desired and see the reports in real time.
- Administer accurate employee performance measurements to drive compensation
- Conduct regular assessments of organization's in order to measure whether departments and even individuals are complying with the stringent corporate governance rules now in place as a result of the Sarbanes-Oxley Laws.

About  Workstream  Inc.

Workstream  Inc.  (NASDAQ:  WSTM) is a leading provider of hosted Human Resource
(HR) enterprise software and professional services to the Fortune 2000. Workstream's products streamline the attraction, recruitment and retention of employees for corporations. Workstream has been named to the Deloitte & Touche Fast 50 list of the fastest growing software companies. Through its 12 offices and 170 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Nordstrom, Nike, Home Depot, Samsung, KPMG and Sony Music. For more information visit http:www.workstreaminc.com
<http://www.workstreaminc.com>  or  call  toll  free  1-866-470-WORK.
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Forward-Looking  Statements:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.
For  more  information  contact:

Investor  Relations:
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Tammie  Brown
Workstream
Tel:  877-327-8483  ext.  263
Email:  tammie.brown@workstreaminc.com